EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Investor Contact
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR SECOND QUARTER AND FIRST SIX MONTHS OF 2011

•	2Q and six month 2011 revenues of $88.1 and $106.7 million, respectively
•	2Q net income of $14.2 million or $0.40 per share; six month net loss of
$7.2 million or $0.20 per share
•	2011 revised forecast: total revenues of $270 to $290 million and net income of $15 to $25 million

ROCKVILLE, MD, August 4, 2011—Emergent BioSolutions Inc. (NYSE: EBS) announced today its financial results for the second quarter and six months ended June 30, 2011.

Total revenues for the second quarter and first six months of 2011 were $88.1 million and $106.7 million, respectively.  Net income for the second quarter was $14.2 million, or $0.40 per basic share, and for the first six months of 2011 the company recorded a net loss of $7.2 million, or $0.20 per basic share.  The second quarter 2011 performance was primarily driven by sales of BioThrax® (Anthrax Vaccine Adsorbed) based on scheduled deliveries to the Strategic National Stockpile (SNS), revenues from US government development contracts and grants, and revenues from our collaborations with Abbott Laboratories (Abbott) and Pfizer Inc. (Pfizer).

R. Don Elsey, chief financial officer of Emergent BioSolutions, stated, “Our second quarter financial performance reflects the continued deliveries of BioThrax to the SNS under the modified current contract for 17.9 million doses and our ongoing commitment to control expenditures while investing in the development of our pipeline programs.”

2Q and First Six Months of 2011 Key Financial Results

Product Sales
For 2Q 2011, product sales were $71.5 million, an increase of $15.6 million, or 28 percent, from $55.9 million in 2Q 2010, primarily due to a 25% increase in the number of doses of BioThrax delivered.  Product sales revenues for 2Q 2011 consisted of BioThrax sales to HHS of $70.7 million and aggregate international and other sales of $0.7 million.

For the six month period of 2011, product sales were $77.1 million, a decrease of $17.7 million, or 19 percent, from $94.7 million in the comparable period of 2010, primarily due to a 22% decrease in the number of doses of BioThrax delivered due to the company redeploying its potency testing capacity from BioThrax release testing to qualification of replacement reference standards and other development testing during the first quarter of 2011.  Product sales revenues for the six months ended June 30, 2011 consisted of BioThrax sales to HHS of $75.8 million and aggregate international and other sales of $1.3 million.

Contracts and Grants Revenues
For 2Q 2011, contracts and grants revenue was $16.7 million, an increase of $10.4 million, or 166 percent, from $6.3 million in 2Q 2010.  For the six month period of 2011, contracts and grants revenue was $29.6 million, an increase of $15.4 million, or 108 percent, from $14.2 million in the comparable period of 2010.  The increase in contracts and grants revenue was primarily due to revenues from our contract from BARDA for large-scale manufacturing for BioThrax and our collaborations with Abbott and Pfizer, along with increased activity and associated revenue from our other development contracts with NIAID and BARDA.

Cost of Product Sales
For 2Q 2011, cost of product sales was $16.1 million, an increase of $5.0 million, or 45 percent, from $11.1 million in 2Q 2010.  This increase was primarily attributable to the 25% increase in the number of BioThrax doses sold coupled with an increase in the cost per dose sold associated with decreased production yield in the period in which the doses were produced.

For the six month period of 2011, cost of product sales was $17.1 million, a decrease of $1.4 million, or 8 percent, from $18.6 million in the comparable period of 2010.  This decrease was attributable to a 22% decrease in the number of doses of BioThrax delivered partially offset by an increase in the cost per dose sold associated with decreased production yield in the period in which the doses were produced.

Research and Development
For 2Q 2011, research and development expenses were $31.5 million, an increase of $12.9 million, or 69 percent, from $18.6 million in 2Q 2010.  This increase primarily reflects higher contract service and personnel-related costs, and includes increased expenses of $12.4 million for product candidates and technology platform development activities that are categorized in the biosciences segment, increased expenses of $0.2 million for product candidates categorized in the biodefense segment, and increased expenses of $0.3 million in other research and development.

For the six month period of 2011, research and development expenses were $66.2 million, an increase of $27.7 million, or 72 percent, from $38.5 million in the comparable period of 2010.  This increase primarily reflects higher contract service and personnel-related costs, and includes increased expenses of $26.0 million for product candidates and technology platform development activities that are categorized in the biosciences segment, increased expenses of $1.1 million categorized in the biodefense segment, and increased expenses of $0.7 million in other research and development.

Selling, General and Administrative
For 2Q 2011, selling, general and administrative expenses were $20.4 million, an increase of $2.7 million, or 15 percent, from $17.6 million in 2Q 2010.  This increase is primarily due to approximately $2.2 million in restructuring charges related to our UK operations.

For the six month period of 2011, general and administrative expenses were $38.6 million, an increase of $4.8 million, or 14 percent, from $33.8 million in the comparable period of 2010.  This increase is primarily due the UK restructuring charges and increased personnel and professional services to support growth of the business.

Financial Condition and Liquidity
Cash and cash equivalents combined with investments at June 30, 2011 was $127.1 million compared to $171.0 million at December 31, 2010.  Additionally, at June 30, 2011, the accounts receivable balance was $47.3 million, which is comprised primarily of unpaid amounts due related to shipments of BioThrax received and accepted by the US government in the second quarter of 2011.

2011 Forecast

For the full year 2011, the Company is revising its financial forecast of total revenues and net income.  The Company anticipates total revenues of $270 to $290 million and net income of $15 to $25 million.  The reduction of 2011 expected total revenue is primarily driven by lower than expected fermentation yields during the six month period of 2011, which, in turn, is expected to result in an annual output this year of approximately 7 million doses.

For the third quarter of 2011, the Company anticipates total revenues of $50 to $60 million.

Conference Call and Webcast
Company management will host a conference call at 5:00 pm Eastern on August 4, 2011 to discuss the financial results for the second quarter and first six months of 2011, recent business developments, revenue guidance for the third quarter of 2011 and revenue and net income guidance for full year 2011.  The conference call will be accessible by dialing 888/713-4214 or 617/213-4866 (international) and providing passcode 23117164.  A webcast of the conference call will be accessible from the company’s website at www.emergentbiosolutions.com, under “Investors”.

A replay of the conference call will be accessible, approximately two hours following the conclusion of the call, by dialing 888/286-8010 or 617/801-6888 and using passcode 93267041.  The replay will be available through August 18, 2011.  The webcast will be archived on the company’s website, www.emergentbiosolutions.com, under “Investors”.

About Emergent BioSolutions Inc.
Emergent BioSolutions protects and enhances life by developing and manufacturing vaccines and therapeutics that are supplied to healthcare providers and purchasers for use in preventing and treating disease.  Emergent’s marketed and investigational products target infectious diseases, oncology and autoimmune disorders.  Additional information about the company may be found at www.emergentbiosolutions.com.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including any potential future securities offering, our expected revenue and net earnings for 2011, and any other statements containing the words "believes", "expects", "anticipates", "plans", "estimates" and similar expressions, are forward-looking statements. Such statements are based upon the current beliefs and expectations of management that are subject to risks, uncertainties and other important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax® procurement; our ability to obtain new BioThrax® sales contracts or modifications to existing contracts; our plans to pursue label expansions and improvements for BioThrax®; our ability to perform under our current development contracts with the U.S. government; our plans to expand our manufacturing facilities and capabilities, including our ability to develop and obtain regulatory approval for large-scale manufacturing of BioThrax® in our large-scale vaccine manufacturing facility in Lansing, Michigan; the rate and degree of market acceptance of our products and product candidates; the success of preclinical studies and clinical trials of our product candidates and post-approval clinical utility of our products; the potential benefits of our existing collaborations and our ability to selectively enter into additional collaborative arrangements; the extent to which our licensing and acquisition activities are complementary to the company or whether anticipated synergies and benefits are realized within expected time periods; our ability to identify and acquire or in-license products and product candidates that satisfy our selection criteria; ongoing and planned development programs, preclinical studies and clinical trials; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; and other factors identified in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and subsequent reports filed with the SEC. The company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2011	2010
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$122,094	$169,019
Investments	5,048	2,029
Accounts receivable	47,263	39,326
Inventories	17,262	12,722
Deferred tax assets, net	7,082	2,638
Income tax receivable, net	17,136	8,728
Restricted cash	217	217
Prepaid expenses and other current assets	7,742	8,814
Total current assets	223,844	243,493

Property, plant and equipment, net	172,481	152,701
In-process research and development	51,400	51,400
Goodwill	5,029	5,029
Assets held for sale	12,548	12,741
Deferred tax assets, net	27,970	33,757
Other assets	712	1,198

Total assets	$493,984	$500,319

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$32,182	$25,409
Accrued expenses and other current liabilities	1,200	1,309
Accrued compensation	13,823	23,975
Contingent value rights, current portion	9,734	-
Long-term indebtedness, current portion	10,229	17,187
Deferred revenue, current portion	5,336	7,839
Total current liabilities	72,504	75,719

Long-term indebtedness, net of current portion	29,074	30,239
Deferred revenue, net of current portion	2,953	4,386
Contingent value rights, net of current portion	6,206	14,532
Other liabilities	2,017	1,882
Total liabilities	112,754	126,758

Commitments and contingencies	-	-

Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 35,850,658 and 35,011,423 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	36	35
Additional paid-in capital	213,320	197,689
Accumulated other comprehensive loss	(2,771)	(2,110)
Retained earnings	166,663	173,850
Total Emergent BioSolutions Inc. stockholders' equity	377,248	369,464
Noncontrolling interest in subsidiary	3,982	4,097
Total stockholders’ equity	381,230	373,561
Total liabilities and stockholders’ equity	$493,984	$500,319

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended
	June 30,
	2011	2010
	(Unaudited)
Revenues:
Product sales	$71,479	$55,872
Contracts and grants	16,662	6,266
Total revenues	88,141	62,138

Operating expenses:
Cost of product sales	16,069	11,076
Research and development	31,481	18,602
Selling, general and administrative	20,384	17,649
Income from operations	20,207	14,811

Other income (expense):
Interest income	24	376
Interest expense	(6)	(2)
Other income (expense), net	(39)	6
Total other income (expense)	(21)	380

Income before provision for income taxes	20,186	15,191
Provision for income taxes	7,663	5,757
Net income	12,523	9,434
Net loss attributable to noncontrolling interest	1,687	374
Net income attributable to Emergent BioSolutions Inc.	$14,210	$9,808

Earnings per share - basic	$0.40	$0.32
Earnings per share - diluted	$0.39	$0.31

Weighted-average number of shares - basic	35,619,514	31,097,445
Weighted-average number of shares - diluted	36,667,452	31,900,000

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Six Months Ended
	June 30,
	2011	2010
	(Unaudited)
Revenues:
Product sales	$77,076	$94,725
Contracts and grants	29,598	14,213
Total revenues	106,674	108,938

Operating expenses:
Cost of product sales	17,137	18,584
Research and development	66,240	38,524
Selling, general and administrative	38,596	33,841
Income (loss) from operations	(15,299)	17,989

Other income (expense):
Interest income	59	764
Interest expense	(6)	(7)
Other income (expense), net	(40)	(2)
Total other income (expense)	13	755

Income (loss) before provision for (benefit from) income taxes	(15,286)	18,744
Provision for (benefit from) income taxes	(4,636)	7,392
Net income (loss)	(10,650)	11,352
Net loss attributable to noncontrolling interest	3,463	979
Net income (loss) attributable to Emergent BioSolutions Inc.	$(7,187)	$12,331

Earnings per share - basic	$(0.20)	$0.40
Earnings per share - diluted	$(0.20)	$0.39

Weighted-average number of shares - basic	35,400,906	30,989,308
Weighted-average number of shares - diluted	35,400,906	31,666,976

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)
	Six Months Ended
	June 30,
	2011	2010
	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(10,650)	$11,352
Adjustments to reconcile to net cash provided by (used in) operating activities:
Stock-based compensation expense	5,150	3,363
Depreciation and amortization	4,514	2,646
Deferred income taxes	3,129	3,437
Non-cash development expenses from variable interest entities	3,348	185
Impairment of long-lived assets	193	1,029
Change in fair value of contingent value rights	1,408	-
Excess tax benefits from stock-based compensation	(1,786)	(709)
Other	43	(29)
Changes in operating assets and liabilities:
Accounts receivable	(7,937)	9,107
Inventories	(4,540)	(3,595)
Income taxes	(8,408)	(6,214)
Prepaid expenses and other assets	1,557	159
Accounts payable	(766)	4,151
Accrued expenses and other liabilities	26	(329)
Accrued compensation	(10,152)	(3,346)
Deferred revenue	(3,936)	(14)
Net cash (used in) provided by operating activities	(28,807)	21,193
Cash flows from investing activities:
Purchases of property, plant and equipment	(16,795)	(8,631)
Proceeds from maturity of investments	2,250	-
Purchase of investments	(5,269)	-
Net cash used in investing activities	(19,814)	(8,631)
Cash flows from financing activities:
Proceeds from borrowings on line of credit	-	15,000
Issuance of common stock subject to exercise of stock options	8,695	2,784
Principal payments on long-term indebtedness and line of credit	(8,123)	(31,621)
Excess tax benefits from stock-based compensation	1,786	709
Net cash provided by (used in) financing activities	2,358	(13,128)

Effect of exchange rate changes on cash and cash equivalents	(662)	(165)

Net increase (decrease) in cash and cash equivalents	(46,925)	(731)
Cash and cash equivalents at beginning of period	169,019	102,924
Cash and cash equivalents at end of period	$122,094	$102,193